LYONPRIDE MUSIC

SPONSORSHIP/PROMO/MARKETING

AGREEMENT WITH ROCKY MOUNTAIN HIGH BRANDS, INC.

February 24, 2017

Rocky Mountain High Brands, Inc.

9101 Lyndon B Johnson Freeway

Dallas, Texas 75243

USA

Attention: Michael R. Welch, President & CEO

Dear Mr. Welch:

This will set forth the preliminary intention of the parties as to general terms upon which ROCKY MOUNTAIN HIGH BRANDS, INC, located at: 9101 Lyndon B Johnson Freeway, Dallas, Texas 75243, (hereinafter "RMHB"), will purchase a _PRIMARY_ Sponsorship Package from LYONPRIDE MEDIA, LLC, (UBI#: 602967571), located at: P.O. BOX 1343 Puyallup, WA 98371, (hereinafter "Lyonpride").

1.	GOOD FAITH NEGOTIATIONS: Each Party believes that pursuing this marketing relationship is in its best interests and agrees to negotiate in good faith.

2.        Sponsorship and Promotion Package: PRIMARY

a.	Term: One Year Contract (Feb 24th 2017 – Feb 23, 2018). RMHB may terminate agreement at any time with 30 days’ notice from the end of the current month notice of termination is received.

b.	Sponsorship Fees / Payment Schedule:

i.	Service Fee Total: $ 608,750.00, to include,
1)	$250,000.00 Services (Business App, Bus Wraps, Video, etc.)
2)	$250,000.00 Festival Costs (Events, Tours, Vendor Booths)
3)	$108,750.00[1] iHeart Radio Annual Campaign (iHeart Music Festival)

ii.	Payment Schedule:

1)	Cash Compensation: $175,000.00 total
1.	February $35,000
2.	March $35,000
3.	April $30,000
4.	May $25,000
5.	June $25,000
6.	July $25,000

Total: $175,000

Cash Compensation will be paid month, on the 1st of every month beginning immediately for February 2017, and on the 1st of each month thereafter.

2) Stock Compensation

1.	6,000,000 shares of Rule 144 Common Stock, (RMHB), currently trading at $0.115 per share, attached hereto as Exhibit A
2.	Under SEC Rule 144, issued stock and must be held for 6 months before it can be sold, (subject to additional requirements).

c.	Sponsorship Services:
• Personalized Promotional Video	• iHeart Radio Group Campaign Advertising Package	• National Magazine Ad Placements*
• Concert tickets for contest / giveaway: - Sept ROI - RMH Festival - additional concert subject to avail.	• 1,000+ RMHB branded promotional items* (stickers, wrist bands, t-shirts, etc.)	• Vendor Booth at all Festival Events (20 Plus Events)
• Logo Branded Golf Cart to be used during RMH Festival	• Assistance in Acquiring Distribution Partners / Outlets	• Produce ROCKY MOUNTAIN HIGH FESTIVAL*
• Promotional Presence during Rock the Road Trip Concert Series (30+ events)	• Tour Bus Vehicle Wrap	• Personalized Business Mobile App

* Some sponsorship services are subject to availability. Services detailed and attached in Exhibit A

i.	Additional Sponsorship Services: In the event of an appreciation of the issued stock value (between $0.115 per share and the price at which Lyon Pride Media ultimately sells the stock after the 6 month holding period ends), Lyon Pride agrees to provide additional Services at a value equal to 50% of the appreciation value of issued stock at the time of sale.

d.	Press Release: Upon execution of this Term Sheet, Lyonpride and RMHB will coordinate to draft and circulate an official Press Release announcing this agreement to contract Primary sponsorship services with Lyonpride Media, LLC. The parties will further coordinate drafting and circulating press releases relating to the various events and other matters promotional activities contained in Exhibit A.

e.	Cancellations: Lyonpride is not liable for return of RMHB fees in the event of cancellations or other defaults by Lyonpride due to Acts of God. The RMHB does not have the right to terminate this Agreement for any delay or default in performing hereunder if such delay or default is caused by conditions beyond the control of Lyonpride including, but not limited to Acts of God.

In the event of a cancellation by a Concert or Event Facility and/or its authorized agent or representative, Lyonpride shall not be liable to RMHB for any unrecoverable costs, fees or expenses incurred by the RMHB or return of Sponsorship Fees. Lyonpride also reserves the right to cancel any work that is not compliance with law and/or the terms of our Sponsorship Agreement.

Lyonpride agrees to use its best efforts to obtain substitute equivalent events should a cancellation occur as set forth herein above.

f.	Right to Edit or Reject: Lyonpride may, at its sole discretion, edit or reject at any time, the text, display or content of any advertisements or booths provided by the RMHB under this agreement.

g.	Term / Renewal: The Term of this Agreement is as stated above. All changes must be in writing and signed by each party.

h.	Indemnification: The RMHB agrees to indemnify, defend and hold harmless Lyonpride from all claims (whether valid or invalid), suits, judgments, proceedings, losses, damages, cost and expenses, of any nature whatsoever (including reasonable attorney's fees) for which Lyonpride or any of its affiliates may become liable by reason of a breach by RMHB of the terms herein.

i.	Assignment: This Agreement may not be assigned or transferred by the RMHB.

j.	Promotional License: RMHB authorizes Lyonpride the use of their trade name and likeness, trademarks and related IP in publications, materials and other promotional efforts that directly promote the said event(s) within this Sponsorship Agreement.

k.	Breach / Disputes: Upon signing this Sponsorship Term Sheet, the Parties agree to utilize professional mediation to resolve contractual disputes that cannot be mutually resolved between both parties. Disputes shall be resolved by binding arbitration in accordance with the rules of American Arbitration Association and/or a local legal mediation service. The prevailing party shall be entitled to recovery of attorney’s fees and costs of legal action from non-prevailing party.

l.	Entire Agreement: When signed by the parties, this Term Sheet is binding and constitutes the complete understanding of the parties and supersedes all prior agreements, understandings, negotiations and / or arrangements between the parties.

m.	Confidentiality and Non-Compete Agreement: The Services hereunder provides access to highly sensitive information, client contacts and a substantial amount of guests, personalities and private scenarios. Save for the agreed upon Press Release, and SEC disclosures required to effectuate the clearing of any share issuance, any and all non-public information shared between the Parties shall remain confidential and RMHB agrees not to use said information on his or her own behalf or disclose same to any third party, public media or any other public platforms without prior approval of Lyonpride.

n.	Non-Compete: The Services provided hereunder depends on the mutual relationships developed over our years in business. Intentional interference with our business partnerships and/or employees will have a direct and substantial effect on our ability to operate a successful enterprise.

Therefore as a material condition to this Sponsorship Agreement, RMHB hereby agrees not to directly or indirectly compete with the business of Lyonpride Music, LLC, its successors, or assigns. The RMHB shall not own, manage, operate, consult or contract with a business substantially similar to, or competitive with, the present business of the Lyonpride or such other business activity in which the Lyonpride may substantially engage during the term of this Agreement. This non-compete clause shall extend for a radius of _500_ miles of the Company's present location and shall be in full force and effect during the term of this Agreement and for _one (1)_ years following termination, notwithstanding the cause or reason for termination.

o.	This Agreement shall be binding upon and inure to the benefit of the parties, their successors, assigns, and personal representatives.

Very truly yours,

By:_/s/______________________________

Lyonpride Music, LLC

Agreed to as of February 24, 2017

ROCKY MOUNTAIN HIGH BRANDS, INC.

By: /s/

Michael R. Welch

President & Chief Executive Officer

LyonPride Media Services

Exhibit A

•	Personalized Promotional Video
•	$108,000 iHeart Radio Group Campaign Advertising Package
•	Concert tickets for contest/ giveaway Sept ROI, RMH Festival
•	1,000+ promotional items (stickers, wrist bands, t-shirts, etc.)
•	Vendor Booth at all Festival Events (20 Plus Events)
•	Logo Branded on Festival Golf Cart
•	Help with Acquiring Distribution
•	Produce ROCKY MOUNTAIN HIGH FESTIVAL
•	Rock the Road Trip Concert Series (20 plus events)
•	Tour Bus Vehicle Wrap
•	Personalized Business Mobile App
•	Monthly Magazine Ad Placements (Culture Magazine, etc.)
•	Logo Branded on Digital Billboards, LPM TV's at Festivals (20 Plus) and LyonPride Buses
•	Inclusion in LPM Social Media Campaigns
•	Multi-Media / Commercial Video Branding
•	Logo Ad on Mesh Banners for Bus Promotions & Radio Remote Events
•	Artist Music Video's
•	Inclusion into LPM Website's and Phone App's
•	3,000,000+ Radio Ad Impressions
•	1,000,000+ Physical Event Views

•
•	Tour Bus Promotions Will Include:
o	Local, State, Regional and National Tours
o	Venue's, Festivals and Stadiums
•	Rock the Road Trip Concert Series:
o	21+ NW Night Club Events
o	Logo Branding on Fliers/Posters
o	Banners at Event Showcases
•	LPM Buses Parked Onsite

[1] Subject to final approval by iHeart Radio Programming Department